Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Plan Administrator

FNB Retirement/Savings Plus Benefit Plan

We consent to the incorporation by reference in the registration statement (No. 333-144132) on Form S-8 of FNB United Corp. of our report dated July 15, 2008, appearing in this Annual Report on Form 11-K of FNB Retirement/Savings Plus Benefit Plan for the year ended December 31, 2007.

/s/ Dixon Hughes PLLC

Greenville, North Carolina

July 15, 2008